Asset Purchase Agreement

         This Asset Purchase Agreement is made on April ______, 1999, between AMPCOR DIAGNOSTICS, INCORPORATED, a Michigan corporation whose address is 620 Lesher Place, Lansing, Michigan 48912 ("the Seller"), and TENNER
INCORPORATED, a New Jersey corporation, whose address is 400 Ford Rd. Denville, New Jersey, 07834 ("the Buyer") ("the Agreement").

                                   Recitals

         A. Seller is engaged in the human clinical diagnostic business and manufactures and/or sells these products to aid in the detection of certain diseases and pregnancy (the "Business"). The products which are the subject matter of this Asset Purchase Agreement are listed on Exhibit i attached hereto and the said exhibit further indicates whether each product is manufactured by AMPCOR or purchased from others for resale. (All of the said individual products are hereinafter collectively referred to as the "Products").

         B. Buyer desires to purchase, and Seller desires to sell, those assets of Seller hereinafter described upon the terms, conditions, and covenants contained in this Agreement.

         The parties agree as follows:

         1. Purchase and Sale of Assets. Based upon the representations, warranties and agreements contained in this Agreement and subject to the terms and conditions set forth in this Agreement, at the Closing Date, as defined in Paragraph 4, Seller shall sell, transfer and deliver to Buyer, and Buyer shall purchase and accept from Seller, the following assets used or employed by Seller in the conduct of the Business (collectively referred to as the "Purchased Assets"):

                  (a) Machinery and Equipment. A Sorvall RC-3 centrifuge and rotor, all unique glassware used in the production of the RPR product line, and an Oyster Bay pump used in the manufacture of clinical diagnostic products (Exhibit 1.a).

                  (b) Intangible Property. All of the intangible property of Seller related to the clinical products (collectively "Products"), patents, trademarks, trade names, copyrights and applications thereof, trade secrets and secret information process, permits and licenses used or employed by Seller and all Regulatory approvals and filings related thereto, including correspondence regarding such approvals and the files related to the approval processes (including, by way of illustration, but not limitation, all FDA 510-k's), all as listed on attached Exhibit 1.b. Seller shall assign any and all rights of Seller to the properties and processes listed on Exhibit 1.b., but Seller does not warrant that the assignment will be recognized by the appropriate governmental agency.

                  (c) Additional Assets. The name "AMPCOR," and the goodwill associated therewith throughout the world, formulas, designs, production, sales, data, technical specifications, files, business records, customer lists, any and all telephone numbers, facsimile numbers and all other business documents and information and information contained on computer programs which relate primarily to the Business, but excluding tax and accounting records.

                  Section 1(b) and (c) are collectively referred to as "Intangible Property".

                  (d) Accounts Receivable. All receivables generated from sales of Products in the ordinary course of the Business before the Closing Date listed on attached Exhibit 1.d. ("the Receivables");

                  (e) Inventories. All inventories, including, but not limited to, merchandise, materials, component parts, manufacturing supplies and work in process, currently offered as part of the Products listed on attached Exhibit 1.e. ("Inventories"). Seller represents and warrants that the amount of each Product, on hand as of Closing Date, shall be in the minimum quantity set forth on Exhibit 1.c. Seller further represents that certain raw materials and packaging goods, as set forth on Exhibit i.e., shall have the respective quantity on hand as of the Closing Date.

                  (f) Contract Rights. To the extent assignable, all rights, benefits, and causes of action in favor of Seller resulting or arising from contracts, purchase orders, sales orders, service agreements, commission agreements, dealership or distribution agreements, marketing agreements, licensing agreements, warranties, guaranties or otherwise, which relate primarily to the Products ("Contract Rights") listed on attached Exhibit 1.f. A complete list of all such contract rights, irrespective of the assignability thereof, is attached and listed on Exhibit 1.f.

                   (g) Excluded Assets. The Purchased Assets do not include any other assets of the Seller not specifically described herein. Seller represents that, to the best of its knowledge and belief there are no other assets or intangible property necessary or needed in order for Buyer to be able to manufacture and sell the Products.

         2.       Liabilities.

                  (a) General Non-Assumption of Liabilities. Except to the extent provided in this Agreement, Buyer shall not assume, expressly or implicitly, pay, perform or discharge any debts, liabilities or obligations of any nature of Seller, whether or not related to the Business.

                  (b) Product Liabilities: Warranty Claims. Seller shall be responsible for Product Claims (as defined below) arising from sales invoiced before the Closing Date. Buyer shall be responsible for product claims arising from sales invoiced on or after the Closing Date. Nothing contained in this Subparagraph 2 (b) shall be deemed to relieve Seller of responsibility in respect of any representation or warranty otherwise made in this Asset Purchase Agreement to or for the benefit of the Buyer.

                  (c) Additional Assumed Liabilities. Notwithstanding the provisions of Subparagraph 2(a) above to the contrary, and as an express exception thereto, Buyer shall assume, perform and discharge Seller's liability, existing as of the Closing Date, with respect to all duties and obligations of Seller with respect to the distribution and sales agreements and other Contract Rights listed in Exhibit 1.f, the assumption of which Buyer expressly and separately acknowledges to Seller on the Closing Date.

                  (d) Assets Free of Liens. The Purchased Assets shall be transferred to Buyer free and clear of any and all claims, liens, mortgages, security interests, encumbrances, charges or other restrictions of title or ownership, except for such matters that are related to the Contract Rights, that do not materially impair the use of the Purchased Assets for their intended purposes, or as otherwise specifically provided in this Agreement.

         3. Purchase Price and Method of Payments. The purchase price to be paid by Buyer to Seller for the Purchased Assets shall be computed and paid as provided in this Paragraph 3.

                  (a) Buyer shall pay Seller payment of Four Hundred Thousand Dollars ($400,000.00) for the Purchased Assets, except Receivables ("Main Price"). The Main Price shall be paid by a non-negotiable note in the amount of Four Hundred Thousand Dollars ($400,000.00) in the same form as Exhibit 3.a.

                  (b) Buyer shall purchase from Seller the Receivables for Ninety Percent (90%) of their face value as shown in Exhibit 1.c. by executing a note in Seller's favor in the same form as Exhibit 3.a. except the Note shall bear no interest and shall be payable in full on the one hundred twentieth day after Closing

("Receivable Note"). A final adjustment in payment or refund shall take place at a post closing on the one hundredth day after Closing ("Post Closing"). Buyer shall present at the Post Closing a statement certifying the amount of the Receivables that have been collected through that date and include an accounting of collected and uncollected Receivables. To the extent that the amount collected by Buyer between Closing and Post Closing is less than the amount of Receivables, Seller shall credit Buyer's Note ninety percent of this amount. Buyer shall concurrently transfer to Seller any uncollected Receivables.

                  (c) The purchase price to be paid by Buyer shall be allocated in the manner required by Section 1060 of the Internal Revenue Code of 1986, as amended ("Code"), and the Treasury Regulations promulgated thereunder. In making the allocation, Buyer and Seller shall apply the fair market values set forth on the Certificate of Allocation substantially in the form of attached Exhibit 3.c. This allocation shall be conclusive and binding on the Buyer and Seller for all purposes, including the reporting and disclosure requirements of the Code.

         4. The Closing. The parties agree that the effective date of Closing shall be as of the close of business on the 30th day of April, 1999. All assets, liabilities and income generated after April 30, 1999 shall be for the credit of Buyer. The closing of the purchase and sale provided for in this Agreement shall be held at the offices of Seller, or at such other place as may be fixed by mutual agreement of Buyer and Seller, concurrently with the execution of this Agreement by Seller. The date and event of closing are respectively referred to in this Agreement as the "Closing Date" and "Closing." At the Closing:

                  (a) Seller shall deliver to Buyer a Warranty Bill of Sale, substantially in the form of attached Exhibit 4.a.-1, Assignment and Assumption of Contracts, substantially in the form of Exhibit 4.a-2, and the certificates, opinions and other matters required by Paragraph 7; and

                  (b) Buyer shall deliver to Seller the purchase price required by paragraph 3., the Note, the Receivable Note, and the other matters required by Paragraph 8.

         5. Representations and Warranties of Seller. In order to induce Buyer to enter into this Agreement, Seller makes the following representations and warranties, each of which shall be deemed to be independently relied upon by Buyer, regardless of any investigation made by, or information known to, Buyer:

                  (a) Organization and Qualification. Seller is validly existing and in good standing under the laws of the State of Michigan. Seller has the requisite corporate power and authority to own all of the Purchased Assets and to carry on the Business as it is now being conducted. Seller represents to the best of its knowledge and belief it is duly licensed and qualified to conduct business with respect to all governmental agencies and states wherein or with whom it is so required to be licensed or qualified to do business.

                  (b) No Violation. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby will not violate any provision of law, order, or regulation of any governmental authority, the corporate charter or by-laws of Seller or constitute a default under any judgment, order or decree of any court of governmental agency or instrumentality, or conflict or constitute a breach or a default under any material agreement to which the Seller is a party or by which it is bound.

                  (c) Title to Assets. Seller owns and has corporate power to own, and has good and marketable title to all of the Purchased Assets free and clear of liens, security interests, mortgages, pledges, claims or encumbrances of any kind whatsoever.

                  (d) Condition of Assets. Notwithstanding anything to the contrary in this Agreement, Seller does not warrant to Buyer the physical condition of the Machinery and Equipment, and Buyer shall accept the Machinery and Equipment "as is" on the Closing Date in their then-current physical condition. Seller makes no warranties or representations, either express or implied, as to any matter whatsoever relating to the condition of the Machinery and Equipment, including without limitation, the design and condition of the Machinery and Equipment, their merchantability, quality, suitability, or fitness for any particular purposes and without limiting the generality of the foregoing, Seller shall not be liable for any defect, either latent or patent, in the condition of the Machinery and Equipment or for any direct or consequential damages therefrom.

                  (e) Receivables. The list of Receivables attached as
Exhibit 1.d is a complete and accurate list of all the Receivables as of April 30, 1999. All of the Receivables listed on Exhibit 1.d arose from bona fide sales transactions of Seller, and no portion of the Receivables is subject to counterclaim or offset or is otherwise subject to a notice of dispute.

                  (f) Inventories. The Inventories are recorded at the lower of cost or market. No Inventories have been consigned to others.

                  (g) Contracts. Exhibit 1.f. describes all material Contract Rights to which Seller is a party or to which it is bound and which arose out of, or relate to, the Purchased Assets, which extend beyond the Closing Date. True and correct copies of all such documents evidencing the Contract Rights have been delivered by Seller to Buyer.

                  (h) Binding Effect. The Agreement and all related documents have been duly executed, made and delivered by Seller and constitute a legal, valid and binding obligation of Seller enforceable against it in accordance with their respective terms, subject to the laws of general application affecting creditors' rights.

                  (i) Authorization. The execution and delivery of this Agreement and the transactions contemplated hereby have been duly authorized by the Board of Directors of Seller and on the Closing Date all of the necessary corporate action to authorize the execution and delivery of this Agreement and the purchase hereby will have been taken.

                  (j) No royalties or licensing fees required in respect of
Products: Seller represents that it is not required to pay any royalty, licensing fee or other payment to any other person or entity for the use of the Intangible Property of Seller listed on Exhibit 1.b., or in connection with the sales of the Products as defined herein.

                  (k) Seller represents that its ownership of the Intangible Property as listed on Exhibit 1.b., and the Additional Assets (as herein defined) and the Products are owned free and clear of any intellectual property claims by any other person or persons, and that no such claim has ever been asserted against Seller's ownership of the Intangible Property, the Additional Assets, or the Products, since Seller's acquisition of said assets pursuant to a certain asset purchase agreement dated August 1, 1994, by and between Ampcor, Inc., and Seller.

                  (l) Seller represents that the inventory to be delivered by Seller on Closing Date shall be in the minimum quantities listed on Exhibit 1.b., and that all such inventory and the inventory manufactured by Seller, shall be of good quality, fully merchantable and shall have been made in accordance with the formula comprising the Intangible Property.

                  (m) Disclosure to Best of Seller's Knowledge. No representation or warranty by Seller contained in this Agreement or any statement or document furnished or to be furnished pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained, taken as a whole, not misleading or necessary in order to provide Buyer with adequate information as to the Products, the Intangible Assets and Additional Assets (financial or otherwise). Seller has disclosed to Buyer all material adverse facts known to it relating to the

Products, and Seller is not aware of any circumstances or activities undertaken by former employees which might depreciate the value of the Products, Intangible Assets or the Additional Assets.


         6. Representations and Warranties of Buyer. In order to induce Seller to enter into this Agreement, Buyer makes the following representations and warranties, each of which shall be deemed to be independent materially and relied upon by Seller, regardless of any investigation made by, or information known to, Seller:

                  (a) Organization. Buyer is, and on the Closing Date shall be, a corporation validly existing and in good standing under the laws of the State of New Jersey.

                  (b) Authorization. The execution and delivery of this Agreement and the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer and on the Closing Date all of the necessary corporate action to authorize the execution and delivery of this Agreement and the purchase hereby will have been taken.

                  (c) No Violation. The execution and delivery of this Agreement by the Buyer and the consummation of the transactions contemplated hereby will not violate any law, order or regulation of any governmental authority, or corporate charter or bylaws of Buyer or constitute a default under any judgment, order or decree of any court or governmental agency or instrumentality, or conflict with or constitute a breach or default under any agreement to which Buyer is a party or by which it is bound.

                  (d) Brokerage. Buyer has not made a commitment for a brokerage, finders or similar fees in connection with the transactions contemplated by this Agreement.

                  (e) Binding Effect. The Agreement and all related documents have been duly executed, made and delivered by Buyer, as appropriate, and constitute a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with their respective terms, subject to the laws of general application affecting creditors' rights.

                  (f) Representations and Warranties True and Correct. The representations and warranties contained herein do not include any untrue statement or material fact nor omit to state a material fact required to be stated herein or therein or necessary in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.

         7. Conditions of Buyer's Obligation To Close. The obligations of Buyer pursuant to this Agreement are subject to the following conditions having been met, or waived in writing by Buyer, at or prior to the Closing
Date:

                  (a) Representations and Warranties. The representations and warranties made by Seller in Paragraph 5 shall be true and correct in all material respects on and as of the Closing Date.

                  (b) Delivery of Instruments of Conveyance of the Purchased Assets. Seller shall have delivered to Buyer, satisfactory to Buyer in form and substance, conveyancing documents to transfer title to the Purchased Assets to Buyer.

                  (c) No Litigation. No investigation, suit, action or other proceedings shall be threatened or pending before any court or governmental agency in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                  (d) Related Documents. All of the related documents are executed at or prior to closing, including the Title Transfer Documents.

         8. Conditions to Seller's Obligation to Close. The obligations of Seller, under this Agreement are subject to the following conditions having been met, or waived in writing by Seller, at or prior to the Closing
Date:

                  (a) Representations and Warranties. The representations and warranties of Buyer in Paragraph 6 shall be correct in all material respects on and as of the Closing Date.

                  (b) Payment of Purchase Price. Buyer shall have delivered to Seller the Main Price, the Note, and the Receivable Note as provided in Paragraph 3.

                  (c) No Litigation. No investigation, suit, action or other proceedings shall be threatened or pending before any court or governmental agency in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                  (d) Approvals and Consents. All necessary approvals and consents with respect to the transactions contemplated hereby, the absence of which would have a material and adverse effect on Seller's rights under this Agreement.

                  (e) Guarantee of Principals. Thomas L. Britten and Joseph
D. Turner shall provide to Seller copies of their individual personal financial statements and shall execute the Guarantee Agreement attached as
Exhibit 8.e.

         9.       Indemnification.

                  (a) Procedure for Indemnity. All of the Seller's warranties shall expire on the third anniversary after Closing. On the occurrence of any event that could give rise to a claim against, or to a right of defense and indemnity by, Buyer or Seller pursuant to this Agreement, or in the event that any suit, action, investigation, claim or proceeding is begun, made or instituted against Buyer or Seller as a result of which the other may become obligated under this Agreement, the party claiming indemnification (the "Indemnified Party") shall so notify the other party (the "Indemnifying Party"). The Indemnifying Party will be relieved from any obligation to provide indemnity to the extent its ability to defend the claims is materially prejudiced by a notice delay. After receipt of the notice, the Indemnifying Party shall have the right to promptly undertake to defend, contest, or otherwise protect against any such event or any suit, action, investigation, claim or proceeding arising thereform, using counsel of its choice. The Indemnified Party, at its own cost, may elect to participate in the defense using counsel of its choice. Buyer and Seller shall cooperate in defending against any claim to which indemnity obligations apply, and in minimizing the costs, losses and damage involved in such claim. Neither party will compromise, settle, or admit liability in any claim to which the other party's indemnity obligations apply, and will not incur significant costs or expenses with respect to any such claim, without the consent of the other party, which shall not be unreasonably withheld.

                  (b) Limit of Liability. Anything in Section 9 to the contrary notwithstanding, Seller's maximum amount of Indemnifiable Damages shall be limited to $500,000. The sole recourse of either party for a breach of any representation or warranty shall be pursuant to this section.

         10.      Collection of Receivables:

                  (a) Buyer shall use its best efforts to collect the Receivables as promptly as possible following the Closing. Buyer shall first consult with and obtain Seller's consent to any compromise of any of the Receivables that results in collection of less than 90% of its face value or that defers payment for more than thirty days. Buyer shall have no duty to undertake collection steps, other than routine billing.

                  (b) Any Receivables acquired as part of the Purchased Assets which remain uncollected on the one hundred twentieth day after the Closing Date shall be reassigned to Seller and an amount equal to such uncollected Receivables shall be deducted from the amount owed Seller at the Post Closing. In its internal accounting, Buyer shall assign funds received from a customer first to the oldest invoice of the customer for sales before the date of Closing unless instructed differently.

         11. Further Assurances. Buyer and Seller agree that, from time to time after Closing, and upon reasonable request, they shall execute, acknowledge and deliver such other instruments as reasonably may be required to more effectively transfer and vest in Buyer the Purchased Assets or to otherwise carry out the terms and conditions of this Agreement.

         12. Proper Notices. All notices and other communications required or permitted under this Agreement shall be deemed to have been given upon actual receipt by registered or certified mail, postage prepaid, or otherwise delivered by hand or messenger, fax or telegram, to the parties at the address listed on page 1.

         13. Applicable Law. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Michigan.

         14. Integration. This Agreement and all schedules, exhibits and agreements attached hereto set forth the entire agreements and understanding between the parties as to the subject matter hereof, and supersedes all prior discussions, representations, amendments or understandings of every kind and nature between the parties hereto.

         15. Amendments. Any amendment, alteration, supplement, modification or waiver shall be invalid unless it is set forth in writing, signed by the party intending to be bound thereby.

         16. Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without the provision(s).

         17. Assignability. This Agreement may not be assigned by Buyer without the prior written consent of Seller.

         18. Benefit. This Agreement shall be binding upon and inure to the benefit of Buyer and Seller and their successors and permitted assigns.

         19. Captions. Captions contained in this Agreement are inserted for reference and in no way define, limit, extend or describe the Agreement or the intent of any provision herein.

         20. Pronouns. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the parties may require.

         21. Construction of Agreement. The parties agree that this Agreement has been jointly drafted and that neither party may assert an ambiguity in the construction of this Agreement against another party because the other party allegedly drafted the allegedly ambiguous provision.

         22. Venue. The parties agree that any action arising out of this Agreement shall be brought in the court of appropriate jurisdiction in Ingham County, Michigan or U.S. District Court for the Western District in Lansing Michigan. The parties consent to jurisdiction and waive all claims of improper venue and forum non conveniens.

         23. Enforcement of Agreement. Each party agrees to pay all of the other party's costs and expenses, including actual attorney's fees, in enforcing the terms of this Agreement, including collection of amount owed to a party.

         24. Announcements. Seller and the Buyer will issue a joint press release in the form attached hereto as Exhibit 9, and Seller shall, concurrent with Closing, sign a letter of introduction of Buyer in the form attached hereto as Exhibit 10.

         25. Bulk Sale. Seller shall hold harmless Buyer from any tax claim, or tax liability incurred by Buyer as a result of Seller's failure to comply with any tax bulk sale act, or sales tax bulk sale act. Seller shall further hold harmless Buyer from any liability, claim, cost or expense, including legal fees, if any, incurred as a result of Seller's failure to comply with any bulk sale act or sales tax bulk sale act in any state having jurisdiction over the within transaction.

         26. Change of Name. At the request of the Buyer, Seller shall execute a certificate of amendment of Seller's Certificate of Incorporation whereby the name of the Seller will be changed from AMPCOR Diagnostics, Inc., to another name which shall be significantly different to minimize any confusion or to permit the filing by the Buyer of certificate and trade names using the name "AMPCOR". Notwithstanding the proceeding sentence of this Paragraph 26, it is agreed and understood that the Buyer will not make a request for change of name pursuant to this Paragraph 26 unless, in the Buyer's discretion, reasonably exercised, Sellers continued use of the name Ampcor Diagnostics, Inc., interferes with either (i) Seller's ability to enjoy the assets acquired from Ampcor Diagnostics, Inc., or (ii) the filing of as trade name or corporate certificates in connection with the name "AMPCOR," or any derivative thereof.

         27.      Seller's Additional Undertakings:

                  (a) For a period of three years following Closing Date, Seller agrees upon receipt of notice from Buyer, to take all reasonable action to assist the Buyer in enforcing Buyer's rights as Seller's successor to the Intangible Property listed in Exhibit 1.b., and the Additional Assets (as herein defined).

                  (b) For a period of three years following Closing Date, Seller agrees if another individual shall assert claims against the Intangible Property or the Additional Assets or if a former employee of Seller shall attempt to sell, divulge or otherwise convey confidential information about the Products and/or the Intangible Property to third parties not privy to this Asset Purchase Agreement, to take all appropriate actions reasonably requested by Seller.

         28.      Post Closing.

                  (a) Disposition of sales leads post closing and non-competition undertaking by Seller, Seller agrees, after the Closing Date, that it shall refer all sales leads for the Products to Buyer.

                  (b) In order to protect the interests of the Buyer in the Products, the Intangible Assets as set forth on Exhibit 1.b., and the Additional Assets (as herein defined) Seller agrees that is shall not compete with the Buyer in the sale of the Products or any clinical diagnostic test kits similar to the Products for a period of four years following the Closing Date; provided however that this undertaking shall be null and void in the event that the Buyer breeches in the payment of any provision of asset purchase agreement and schedules.

         29.      Dispute Resolution.

                  (a) Demand for Arbitration. Except regarding a claim for fraud, or rescission of the Agreement, any controversy, dispute or claim arising out of, in connection with, or in relation to, the construction, performance or breach of this Agreement, including without limitation, the validity, scope and enforceability of this Section 24, shall be adjudicated by arbitration conducted in accordance with the then existing rules for commercial arbitration of the American Arbitration Association ("AAA"), or any successor organization by a single arbitrator. The demand for arbitration shall be delivered in accordance with the Notice provisions of this Agreement.

                  (b) Selection of Arbitrators. Within five (5) days after receipt of such demand, the parties shall jointly request a list of arbitrators from the AAA from the greater Lansing, Michigan, area if Buyer made the demand for arbitration or from the greater Newark, New Jersey, area if Seller made the demand for arbitration. Upon receipt of the list of arbitrators, each party shall mark selections and/or rejections and resubmit the list to the AAA. The selections and rejections shall take place within seven (7) days after receipt of the proposed arbitrators from the AAA. The parties shall cooperate with the AAA and the appointed arbitrator for the purpose of setting an expeditious hearing, which shall be conducted in Lansing, Michigan, if Buyer made the demand for arbitration or in Newark, New Jersey, if Seller made the demand for arbitration.

                  (c) Costs and Expenses. The costs of the arbitration, the fees and expenses of the arbitrator, hearing room, and court reporter shall be borne by the nonprevailing party. Each party may be represented by counsel if it so chooses.

                  (d) Binding Nature of Decision. The parties intend this agreement to arbitrate to be valid, enforceable and irrevocable. The decision of the arbitrator with respect to all matters except the validity of this Agreement, which shall be rendered no later than six (6) months after the date the hearing begins, shall be final and binding upon the parties and judgment on such award may be entered by either party in any court having jurisdiction over the person or properly of the party against whom such award is sought to be enforced. The parties stipulate that these arbitration provisions shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court, or before any administrative tribunal with respect to any dispute, controversy or alleged breach of this Agreement. The arbitration provisions of this Agreement shall survive any termination or expiration of this Agreement.



         The parties have caused this Agreement to be executed as of the date and year first above written.

Seller:                                     Buyer:

Ampcor Diagnostic, Inc.                     Tenner, Incorporated



By:  /s/ James L. Herbert                   By:  /s/ Thomas L. Britten
     --------------------                        ---------------------
     James L. Herbert, President            Its: Thomas L. Britten, Pres.
                                                 ------------------------

                                EXHIBITS LIST


Exhibit (i)              Products Subject to Sale

Exhibit 1.a.             Machinery and Equipment

Exhibit 1.b.             Intangible Property

Exhibit 1.d.             Accounts Receivables

Exhibit 1.e.             Inventories

Exhibit 1.f.             Contract Rights

Exhibit 3.a.             Promissory Notes

Exhibit 3.c.             Certificate of Allocation

Exhibit 4.a.1.           Warranty Bill of Sale

Exhibit 4.a.2.           Assignment of Contracts

Exhibit 8.e.             Guarantee of Principals

Exhibit 9.               Press Release - Paragraph 24

Exhibit 10.              Introduction Letter - Paragraph 24


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